EXHIBIT 99.1
Date: May 27, 2009, immediate release
Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel Executives to Present Company Updates at SID Display Week 2009

Company’s President and CEO Reed Killion to Speak at Investor Conference and
CFO, James Tassone to Participate in Business Conference Roundtable

The Woodlands, TX (May 27, 2009) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of a color display technology called Time Multiplexed Optical Shutter ("TMOS"), today announced that the company’s president and CEO Reed Killion, and CFO, James Tassone, will speak at The Society of Information Displays’ ‘Display Week’, taking place next week in San Antonio, Texas.

Specifically, Mr. Tassone will participate on an executive roundtable during the SID Business Conference on Monday, June 1, and Mr. Killion will present during the SID Investment Conference on Tuesday, June 2.

Since the debut of UniPixel’s TMOS display platform during SID last year, the company has made great progress, focusing on optimizing its subsystems and working on expanding its efforts with development partners.

“We have broadly expanded our thin-film development efforts, which have yielded a number of outstanding results. This includes the first product within our Opcuity™ Finger Print Resistant Films, (Opcuity FPR) which is now ready to enter the market, as well as a joint develop agreement with our first display panel partner,” noted Reed Killion, UniPixel’s president and CEO. “In addition, we have also developed a unique conductor patterning capability using an inkjet process that has a wide range of applications. We look forward to sharing the progress we’ve made in the past year in further detail during SID.”

Mr. Tassone will participate on the “Competing with TFT LCD: OLED, MEMS and Other Alternatives” session Monday, June 1 from 1:50 p.m.-2:35 p.m. Joining representatives from OLED and MEMS-based display developers, this roundtable will discuss the challenges and opportunities of "innovating around" TFT-LCD, by developing display technologies with the promise of some combination of lower manufacturing cost and higher performance.

Mr. Killion will present “UniPixel Update on TMOS and Opcuity Performance Engineered Films” on Tuesday, June 2 at 12:20 p.m. during the Investor Conference. During his presentation he will discuss the advantages of TMOS display technology and the utilization of existing LCD panel manufacturing infrastructure to produce and commercialize TMOS displays. He will also provide an overview on the multiple sources of revenue and products the TMOS development effort has produced with the Opcuity™ Performance Engineered Film platform that has been developed in the pursuit of TMOS, including its first commercial product and revenue producer for UniPixel—Opcuity™ FPR (Finger Print Resistant) Film—which is sampling now and expected to start volume production beginning early third quarter 2009.

SID’s Display Week 2009 will be held May 31-June 4 in San Antonio, Texas in the Henry B. Gonzalez Convention Center in San Antonio.

For additional information on UniPixel contact:

Uni-Pixel, Inc. Investor Relations:
Laura Guerrant-Oiye
Guerrant Associates
Phone: 808-882-1467
E-mail: lguerrant@guerrantir.com

Uni-Pixel Inc. Public Relations:
Stacey Voorhees-Harmon
Public Relations Consultant
Phone: 925-336-9592
E-mail: stacey@savvypublicrelations.net

About Uni-Pixel, Inc.
Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter ("TMOS"), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems. In support of its TMOS development, UniPixel has created a family of thin film products it calls Opcuity™ that have broad applications. UniPixel’s TMOS technology offers significant advantages over existing display alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers. UniPixel produces Opcuity™ FPR which serves as a high performance protective cover film for touch screen displays. The Company's corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10 for the year ended December 31, 2008. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10 for the year ended December 31, 2008, as well as other public filings with the SEC since such date.